Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) dated as of February 25, 2022 is entered into by and between Alset International Limited, a Republic of Singapore limited company, (the “Assignor”) and DSS, Inc., a New York corporation (“Assignee”).

W I T N E S S E T H:

WHEREAS, reference is made to the Convertible Promissory Note Agreement, dated as of October 29, 2021 between Assignor, as lender, and American Medical REIT, Inc., a Maryland corporation, (the “Borrower”) as borrower (the “Note Agreement”), to the loan made pursuant thereto (the “Loan”) and the Subscription Agreement, dated as of October 29, 2021 between Assignor and Borrower (the “Subscription Agreement” and collectively with the Note Agreement, the “Loan Documents”); and

WHEREAS, pursuant to the terms of this Agreement, Assignor desires to sell, and Assignee desires to purchase, the Loan;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Assignment. Assignor hereby sells, assigns and transfers to Assignee all of Assignor’s right, title and interest in and to the Loan in exchange for payment to Assignor of 21,366,177 shares of Assignee (“DSS Shares”) calculated by dividing the aggregate amount of the Loan including principal and accrued but unpaid interest through: (i) May 15, 2022, which equals $8,717,400, by $0.408 per share of Assignee’s common stock; or (ii) such other date to which the parties agree upon which the closing shall occur, in which case the interest shall be calculated through such date and number of DSS Shares shall be adjusted accordingly.

2. Assumption. Assignee hereby assumes the obligations, and agrees to observe and perform all the covenants, applicable to the holder of the Loan under the Loan Documents upon execution of this Agreement. Assignee hereby remakes the representations and warranties contained in the Loan Documents.

3. Non-Reliance on Assignor. Except as explicitly set forth herein, Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or financial or other statements of the Borrower, or the validity or enforceability of the obligations of the Borrower in respect of the Note Agreement or any other Loan Document. Assignee acknowledges that it has, independently and without reliance on Assignor (except as set forth in the representations in Section 4 below), made its own decision to enter into this Assignment and Assumption Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

4. Representations.

(a) The assignment provided for herein shall be without representation or warranty by, and without recourse to, Assignor, except that Assignor represents and warrants as follows:

(i) Assignor is a Republic of Singapore limited company, duly organized, validly existing and in good standing under the laws of the Republic of Singapore

(ii) Assignor has the full power, authority and legal right to sell, assign and transfer the Loan and to execute, deliver and perform this Agreement.

(iii) Assignor has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Assignee, this Agreement constitutes the legal, valid and binding agreement of Assignor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(iv) Assignor is the legal and beneficial owner of the Loan and is transferring the Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Loan.

(v) As of the date hereof, the outstanding principal balance of the Loan is $8,350,000, and the proceeds of the Loan have been fully disbursed and, there are no holdbacks and there is no requirement for future advances thereunder. Accrued but unpaid interest on the Loan through May 15, 2022 is $367,400.

(vi) Assignor will provide an original copy of the Note Agreement and Subscription Agreement upon execution of this Agreement.

(b) Assignee hereby represents, warrants and covenants as follows:

(i) Assignee is duly organized, validly existing and in good standing in the jurisdiction of its formation.

(ii) Assignee has the full power, authority and legal right to purchase the Loan, and to execute, deliver and perform this Agreement.

(iii) Assignee has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Assignor, this Agreement constitutes the legal, valid and binding agreement of the Assignee, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c) Each party hereto represents and warrants to the other that it has dealt with no broker or similar person in connection with entering into this Agreement (other than the other party to this Agreement).

5. Conditions. Buyer shall have received authorization from the New York Stock Exchange (the “NYSE”) for the issuance of the DSS Shares; and the shareholders of Buyer shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the issuance of the DSS Shares, as and to the extent required by applicable laws, the rules and regulations of the NYSE or by the provisions of any governing instruments.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles.

7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

8. Successors and Assigns. The provisions of this Agreement shall be binding upon the parties and their respective successors and/or assigns.

9. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements, if any, of the parties hereto with respect to the subject matter hereof.

10. Defined Terms. Capitalized terms used and not defined herein will have the respective meanings set forth in the Loan Documents.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

ASSIGNOR:

ALSET INTERNATIONAL LIMITED, a Republic of Singapore limited company

By:	/s/ Lui Wai Leung Alan
Name:	Lui Wai Leung Alan
Title:	CFO

ASSIGNEE:

DSS, INC., a New York corporation

By:	/s/ Frank D. Heuszel
Name:	Frank D. Heuszel
Title:	CEO